[Letterhead of Gray, Plant, Mooty, Mooty & Bennett, P.A.]

Exhibit 5.1

August 28, 2002

Pelion Systems, Inc.
1455 Dixon Avenue
Suite 300
Lafayette, CO 80026

RE:    Form SB-2 Registration Statement

Ladies and Gentlemen:

This opinion is furnished in connection with the registration, pursuant to the Securities Act of 1933, as amended, of a maximum of: (i) 350,000 units (the “Units”) of Pelion Systems, Inc. (“Pelion”) (each Unit consisting of one share of common stock, no par value (the “Common Stock”) and one Common Stock purchase warrant (the “Warrants”) of Pelion); (ii) 350,000 shares of Common Stock (the “Shares”) consisting of 350,000 Shares included in the Units; (iii) 350,000 Warrants, consisting of the 350,000 Warrants included in the Units; and (iv) 35,000 unit options (the “Unit Options”) to be sold the underwriter. The Warrants and the Unit Options are referred to herein as “Derivative Securities” and the Common Stock and Warrants subject to the Derivative Securities are referred to as “Derivative Shares.”)

We have acted as counsel to Pelion in connection with the preparation of the Form SB-2 Registration Statement (the “Registration Statement”). We have examined the Articles of Incorporation, as amended, the Bylaws of the Company, such records of proceedings of Pelion as we deemed material and such other certificates, records and documents as we considered necessary for the purposes of this opinion.

Based on the foregoing, we are of the opinion that the Units, Shares, Derivative Securities and the Derivative Shares, when issued in accordance with the terms of the Derivative Securities, will be legally issued, fully paid and non-assessable securities of Pelion. The Derivative Securities, upon payment therefor, will be the legally binding obligations of Pelion. We understand that this opinion is to be issued in connection with the Registration Statement. We consent to a filing of a copy of this opinion with the Registration Statement. We also consent to the reference to us under the heading “Legal Matters” in the Registration Statement.

Very truly yours,

GRAY, PLANT, MOOTY, MOOTY & BENNETT, P.A.

/s/    GRAY, PLANT, MOOTY, MOOTY & BENNETT, P.A.